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                                                                    EXHIBIT 3.2

                                 CITIZENS, INC.

                                RESTATED BYLAWS

                                November 8, 1994
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                            INDEX TO RESTATED BYLAWS
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
ARTICLE I            OFFiCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

     Section 1.01    Registered Office and Place of Business  . . . . . . . . . . . . . . .         1
     Section 1.02    Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

ARTICLE II           MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .         1

     Section 2.01    Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
     Section 2.02    Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
     Section 2.03    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
     Section 2.04    Voting Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
     Section 2.05    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .         2
     Section 2.06    Quorum of Shareholders . . . . . . . . . . . . . . . . . . . . . . . .         3
     Section 2.07    Manner of Action . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
     Section 2.08    Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
     Section 2.09    Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
     Section 2.10    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . .         4
     Section 2.11    Corporation's Acceptance of Votes  . . . . . . . . . . . . . . . . . .         5
     Section 2.12    Meetings by Telecommunication  . . . . . . . . . . . . . . . . . . . .         6

ARTICLE III          DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6

     Section 3.01    Management of the Corporation  . . . . . . . . . . . . . . . . . . . .         6
     Section 3.02    Number and Qualifications  . . . . . . . . . . . . . . . . . . . . . .         6
     Section 3.03    Change in Number . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
     Section 3.04    Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
     Section 3.05    Filling of Vacancies . . . . . . . . . . . . . . . . . . . . . . . . .         7
     Section 3.06    Method of Election . . . . . . . . . . . . . . . . . . . . . . . . . .         7
     Section 3.07    Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .         7
     Section 3.08    Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
     Section 3.09    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
     Section 3.10    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
     Section 3.11    Quorum and Manner of Acting  . . . . . . . . . . . . . . . . . . . . .         8
     Section 3.12    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . .         8
     Sextion 3.13    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
     Section 3.14    Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9

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
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ARTICLE III
 (continued)                                                                                       Page
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
     Section 3.15    Advisory Board . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
     Section 3.16    Interested Directors, Officers and
                       Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
                     (a) Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
                     (b) Disclosure; Approval . . . . . . . . . . . . . . . . . . . . . . .         9
                     (c) Non-exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . .         9
     Section 3.17    Telephonic Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .        10
     Section 3.18    Standard of Care . . . . . . . . . . . . . . . . . . . . . . . . . . .        10

ARTICLE IV           EXECUTIVE COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . .        11

     Section 4.01    Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
     Section 4.02    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
     Section 4.03    Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
     Section 4.04    Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11

ARTICLE V            OTHER COMMITTEES OF THE BOARD  . . . . . . . . . . . . . . . . . . . .        12

     Section 5.01    Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . .        12

ARTICLE VI           NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12

     Section 6.01    Manner of Giving Notices . . . . . . . . . . . . . . . . . . . . . . .        12
     Section 6.02    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .        12

ARTICLE VII          POWERS AND DUTIES OF OFFICERS  . . . . . . . . . . . . . . . . . . . .        12

     Section 7.01    Elected Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
     Section 7.02    Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.03    Appointive Officers  . . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.04    Two or More Offices  . . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.05    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.06    Term of Office; Removal; Filling of
                       Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.07    Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . .        13
     Section 7.08    Vice Chairman of the Board . . . . . . . . . . . . . . . . . . . . . .        14
     Section 7.09    President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
     Section 7.10    Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . .        15

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
ARTICLE III
 (continued)                                                                                       Page
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
     Section 7.11    Assistant Vice Presidents  . . . . . . . . . . . . . . . . . . . . . .        15
     Section 7.12    Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15
     Section 7.13    Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . . .        16
     Section 7.14    Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
     Section 7.15    Assistant Secretaries  . . . . . . . . . . . . . . . . . . . . . . . .        16
     Section 7.16    Additional Powers and Duties . . . . . . . . . . . . . . . . . . . . .        16

ARTICLE VIII         STOCK AND TRANSFER OF STOCK  . . . . . . . . . . . . . . . . . . . . .        16

     Section 8.01    Certificates Representing Shares . . . . . . . . . . . . . . . . . . .        16
     Section 8.02    Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .        17
     Section 8.03    Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .        17
     Section 8.04    Registered Shareholders  . . . . . . . . . . . . . . . . . . . . . . .        17
     Section 8.05    Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . .        18

ARTICLE IX           MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .        18

     Section 9.01    Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
     Section 9.02    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
     Section 9.03    Signing of Negotiable Instruments  . . . . . . . . . . . . . . . . . .        18
     Section 9.04    Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
     Section 9.05    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
     Section 9.06    Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . .        20
     Section 9.07    Effect of Termination of Action  . . . . . . . . . . . . . . . . . . .        20
     Section 9.08    Groups Authorized to Make
                       Indemnification Determination  . . . . . . . . . . . . . . . . . . .        21
     Section 9.09    Court-ordered Indemnification  . . . . . . . . . . . . . . . . . . . .        21
     Section 9.10    Advance of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .        21
     Section 9.11    Witness Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
     Section 9.12    Report to Shareholders . . . . . . . . . . . . . . . . . . . . . . . .        22
     Section 9.13    Surety Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22

ARTICLE X            AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
     Section 10.01   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22

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                                    RESTATED

                                   BYLAWS OF

                                 CITIZENS, INC.

                               ARTICLE I. OFFICES

         Section 1.01. Registered Office and Place of Business. The registered office of the Corporation shall be located in Denver, Colorado. The registered office of the Corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal or home office, and the address of the registered office or principal or home office may be changed from time to time by the board of directors.

         Section 1.02. Other Offices. The Corporation may have, in addition to its registered Office, offices and places of business at such places, both within and without the State of Colorado, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

         Section 2.01. Place of Meeting. All meetings of shareholders for any purpose may be held at such times and at such place within or without the State of Colorado as shall be stated in the notice of the meeting or a duly executed waiver of notice thereof, except as may otherwise be provided by law.

         Section 2.02. Annual Meetings. An annual meeting of the shareholders shall be held on the first Tuesday in June in each year, if not a legal holiday; if it is a legal holiday, then it will be held on the next secular day following, at which time a Board of Directors will be elected and such other business as may properly be brought before the meeting will be transacted.

         Section 2.03. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, by the Articles of Incorporation, or by these Bylaws, may be called by the Chairman of the Board, a majority of the Board of Directors, or if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. Business
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transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting.

         Section 2.04. Voting Lists. The Secretary shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 2 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

         Section 2.05. Notice of Meetings. Written or printed notice, stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or person calling the meeting, to each shareholder of record entitled to vote at the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the Chairman of the Board, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at such address as appears in the Corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

         Section 2.06. Quorum of Shareholders. One-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than one-third of such votes are represented at a meeting,

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a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

         Section 2.07. Manner of Action. If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.

         Section 2.08. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or any other certificate creating any class or series of stock. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used. Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest had been extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a

                                       3
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shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Except as otherwise provided in the Articles of Incorporation or in applicable law, shareholders shall not have a right to cumulative voting.

         Section 2.09. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 2.10. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

         Section 2.11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

         (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

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
         (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

         (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

         (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

         (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

         (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 2.11.

         The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Neither the Corporation nor its officers nor any agent who accepts or rejects a vote, consent waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

         Section 2.12. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                             ARTICLE III. DIRECTORS

         Section 3.01. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3.02. Number and Qualification. The Board of Directors shall consist of not less than five nor more than twenty-seven directors, none of whom need be shareholders or residents of the State of Colorado. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and shall qualify.

         Section 3.03. Change in Number. The minimum and maximum number of Directors may be increased or decreased from time to time by amendment to these Bylaws, provided that at no time shall the number of directors be less than five nor more than twenty-seven. No decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 3.04. Removal. Any director may be removed either for or without cause in the manner set forth in the Colorado Business Corporation Act.

         Section 3.05. Filling of Vacancies. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the Corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board of directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office;

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
except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

         Section 3.06. Method of Election. Cumulative voting shall not be permitted. As is provided in the Articles of Incorporation, as amended, the voting rights of Class A common stock and Class B common stock shall be equal in all respects, with the exception that the holders of the Class B common stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors and the holders of the Class A common stock shall have the exclusive right to elect the remaining directors. Accordingly, at each election of directors by shareholders the holders of the Class B common stock shall first elect a simple majority of the number to be elected and the holders of the Class A common stock shall elect the remaining directors.

         Section 3.07. Place Of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Colorado.

         Section 3.08. Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         Section 3.09. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by the Board of Directors. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

         Section 3.10. Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board on one day's notice to each director, either personally or by mail, or by telegram; special meetings shall be called by the Chairman of the Board in like manner, and like notice, on the written request of a majority of the directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice.

         Section 3.11. Quorum and Manner Of Acting. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the

Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting reconvened, any business may be transacted which might have been transacted at the meeting as originally convened.

         Section 3.12. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the executive committee, as the case may be. The signing of minutes setting forth the action taken constitutes consent in writing. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

         Section 3.13. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.14. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

         Section 3.15. Advisory Board. The Chairman of the Board may establish and appoint a member or members to an Advisory Board to act in an advisory capacity to the Board of Directors.

Section 3.16. Interested Directors, Officers and Shareholders.

         (1) As used in this section, "conflicting interest transaction" means any of the following:

                 (a) A loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest;

                 (b) A guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of a Corporation is a director or officer or has a financial interest; or

                 (c) A contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest.

         (2) No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Corporation's Board of Directors or of the committee of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

                 (a) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                 (b) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

                 (c) The conflicting interest transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         (3) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

         (4) The Board of Directors or a committee thereof shall not authorize a loan, by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty, by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, pursuant to paragraph (a) of subsection (2) of this section until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

         Section 3.17 Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board of directors) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting.
A director participating in a meeting in this manner is deemed to be present at the meeting.

         Section 3.18 Standard of Care. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the board of directors, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the Corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 3.18.

         The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the board of directors on which the director does not serve if the director believes the committee merits confidence.

                        ARTICLE IV. EXECUTIVE COMMITTEE

         Section 4.01. Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, to consist of at least three but not more than five directors of the Corporation, one of whom shall be the Chairman of the Board of Directors of the Corporation.

         Section 4.02. Authority. The executive committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of a majority of all members of the Board of Directors is required by the Colorado Business Corporation Act or by the Articles of Incorporation, or these Bylaws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 4.03. Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

         Section 4.04. Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

                    ARTICLE V. OTHER COMMITTEES OF THE BOARD

         Section 5.01. Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors or the executive committee and of carrying out and implementing any instructions or any policies, plans, and programs theretofore approved, authorized, and adopted by the Board of Directors or the executive committee.

                              ARTICLE VI. NOTICES

         Section 6.01. Manner of Giving Notices. Whenever, under the provisions of the statutes or the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or shareholder, and no provisions are made regarding how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation or by telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

         Section 6.02. Waiver of Notice. Whenever any notice is required to be given to any committee member, shareholder, or director of the Corporation under the provisions of the statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice (whether before or after the time stated in such notice) shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

                   ARTICLE VII. POWERS AND DUTIES OF OFFICERS

         Section 7.01. Elected Officers. The officers of the Corporation shall be elected by the directors and shall be a Chairman of the Board, one or more Vice Chairmen (each of whom shall be a director), a President, one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Chairman of the Board of Directors shall deem appropriate), a Secretary and a Treasurer. No elected officer of the Corporation need be a shareholder or resident of the State of Colorado.

         Section 7.02. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the said officers, with the Chairman of the Board and each Vice Chairman (if any) selected from among its members. Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's term shall expire at the first meeting of directors after the next annual meeting of shareholders.

         Section 7.03. Appointive Officers. The Board of Directors may also appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, Assistant Treasurers, and such other officers and assistant officers (none of whom need to be a member of the Board, a shareholder, or a resident of the State of Colorado) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors or the executive committee.

         Section 7.04. Two or More Offices. The same person may hold any two or more offices, except that the President and Secretary shall not be the same person.

         Section 7.05. Compensation. The Board of Directors or the executive committee shall fix the compensation of all officers of the Corporation from time to time. The Board of Directors or the executive committee may from time to time delegate to the Chairman of the Board the authority to fix the compensation of any or all the other officers of the Corporation.

         Section 7.06. Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is elected and qualifies in his stead or until his earlier death, resignation, or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or the executive committee.

         Section 7.07. Chairman of the Board. The Chairman of the Board shall be the ranking officer of the Corporation. As such, he shall have the power to call special meetings of the shareholders and directors for any purpose or purposes, and he shall preside when present, if he so elects, at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall have general supervision of the affairs of the Corporation and general control of all its business. He shall have authority to sign stock certificates. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law. The Chairman of the Board may exercise his general supervision and control of the business and affairs of the Corporation through a Vice Chairman and may delegate all or any of his powers or duties to a Vice Chairman, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate. In the absence or disability of the Chairman of the Board, his duties shall be performed and his powers may be exercised by a Vice Chairman, unless otherwise determined by the Chairman of the Board, the executive committee or the Board of Directors.

         Section 7.08. Vice Chairman of the Board. Each Vice Chairman of the Board shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman of the Board may from time to time delegate. A Vice Chairman of the Board, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 7.09. President. The President shall be the chief administrative officer of the Corporation. He shall preside at meetings of the Board of Directors and shareholders in the absence of, or at the request of, the Chairman of the Board and/or Vice Chairman, and upon such request he shall have power to call special meetings of the Board of Directors and shareholders for any purpose or purposes. Subject to the supervision, approval and review of his actions by the Chairman of the Board or Vice Chairman, or the executive committee or the Board of Directors, he shall have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation under his supervision, other than officers, and fix their compensation; suspend for cause pending final action by the authority which shall have elected or appointed him an officer subordinate to the President; make and sign bonds, deeds, contracts, and agreements in the name of and on behalf of the Corporation and to affix the corporate seal thereto; and to sign stock certificates. The President shall put into operation the business policies of the Corporation as determined by the Chairman of the Board, or the Vice Chairman, or the executive committee or the Board of Directors and as communicated to him by such officers and bodies. In carrying out such business policies, the President shall, subject to the supervision of the Chairman of the Board, the Vice Chairman, the executive committee and the Board of Directors, have general management and control of the day-to-day internal operations of the Corporation. The President shall be subject only to the authority of the Chairman of the Board, the Vice Chairman, the executive committee and the Board of Directors in carrying out his duties. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by a Vice Chairman, unless otherwise determined by these Bylaws, the Chairman of the Board, the Vice Chairman, the executive committee or the Board of Directors.

         Section 7.10. Vice Presidents. Each Vice President shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Chairman, Vice Chairman, President, the executive committee the Board of Directors.

         Section 7.11. Assistant Vice Presidents. Each Assistant Vice President shall generally assist a Vice President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by a Vice President, the President, the Vice Chairman, Chairman, the executive committee, or the Board of Directors.

         Section 7.12. Treasurer. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have responsibility for all matters pertaining to the accounts and finances of the Corporation. He shall audit or cause to be audited all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit or cause to be audited and consolidate all operating and financial statements of the books of account of the Corporation, their arrangement and classification; shall review the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the executive committee shall from time to time direct or as shall be selected in accordance with procedure established by the Board or executive committee; shall devise all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation; and shall have the power to endorse, for deposit, collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial papers payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation.
In his absence or disability, his duties shall be performed and his powers may be exercised by an Assistant Treasurer, unless otherwise determined by the Treasurer, the Chairman of the Board, the Vice Chairman, the President, the executive committee, or the Board of Directors.

         Section 7.13. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, Chairman, the Vice Chairman, the President, the executive committee, or the Board of Directors.

         Section 7.14. Secretary. The Secretary shall give or cause to be given notice of all meetings of the shareholders and the Board of Directors, and shall attend such meetings and keep and attest to true records of all proceedings at all meetings of the shareholders, the executive committee, and the Board. He shall have charge of the corporate seal, with authority to attest to any and all instruments or writings to which the same may be affixed. He shall keep and account for all minute books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed by an Assistant Secretary, unless otherwise determined by the Secretary, the Chairman of the Board, the Vice Chairman, the President, the executive committee, or the Board of Directors.

         Section 7.15. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, Chairman, Vice Chairman, the President, the executive committee, or the Board of Directors.

         Section 7.16. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services, and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation, or these Bylaws, or as may from time to time be determined by the Board of Directors or the executive committee or as assigned to them by any superior officer.

                   ARTICLE VIII. STOCK AND TRANSFER OF STOCK

         Section 8.01. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Colorado, the holder's name, the number and class of shares which such certificate represents, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the Chairman of the Board or Vice Chairman or the President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.

         Section 8.02. Lost Certificates. The Chairman of the Board of Directors, the Vice Chairman, the executive committee, the President, the Secretary or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the executive committee, the Chairman, the Vice Chairman, the President, the Secretary or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates to have been lost, stolen or destroyed.

         Section 8.03. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates, and record the transaction upon its books.

         Section 8.04. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stocks as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 8.05. Pre-emptive RightS. No shareholder or other person shall have any pre-emptive rights with regard to securities issued by the Company, except as otherwise provided in the Articles of Incorporation or in applicable law.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

         Section 9.01. Dividends. The Board of Directors may, at any regular or special meeting, declare dividends upon the outstanding shares of the Corporation, if any, subject to the provisions of the Articles of Incorporation. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date. The cash dividends paid upon each share of Class B common stock shall be only one-half of the cash dividends paid on each share of Class A common stock.

         Section 9.02. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors in their discretion think proper from time to time, to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 9.03. Signing of Negotiable Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 9.04. Seal. The Corporation seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

         Section 9.05. Indemnification. For purposes of Article IX, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorney's fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in
Section 9.08 of this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests, or
(ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the Corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this Corporation and not while acting on the Corporation's behalf for some other entity.

         No indemnification shall be made under this Article IX to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

         Section 9.06. Right to Indemnification. The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 9.05 of this Article IX against expenses (including attorney's fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Corporation other than the determination in good faith that the defense has been wholly successful.

         Section 9.07. Effect of Termination Of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 9.05 of this Article IX. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 9.06 of this Article IX.

         Section 9.08 Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 9.05 or 9.06 of this Article or where indemnification is ordered by a court in
Section 9.09, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section
9.05 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 9.08 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by

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independent legal counsel selected by a majority vote of the full board
(including directors who are partes to the action) or (ii) a vote of the shareholders.

         Section 9.09 Court-ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 9.06 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 9.05 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         Section 9.10 Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 9.05 may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such proper Person's good faith belief that he has met the standards of conduct prescribed by Section 9.05 of this
Article IX, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and
(iii) a determination is made by the proper group (as described in Section 9.08 of this Article IX) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 9.08 of this Article IX.

         Section 9.11 Witness Expenses. The sections of this Article IX do not limit the Corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

         Section 9.12 Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article IX, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such

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notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

         Section 9.13 Surety Bonds. Such officers and employees of the Corporation (if any) as the Chairman, Vice Chairman, President, the Board of Directors, or the executive committee may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman, Vice Chairman, President, the Board of Directors, or the executive committee may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

                             ARTICLE X. AMENDMENTS

         Section 10.01. Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

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